Exhibit 10.17

STOCK OPTION AGREEMENT

THIS STOCK OPTION AGREEMENT (the “Agreement”), made as of the [    ] day of [        ], 20[    ], (Grant Date), between Motricity, Inc., a Delaware corporation (the “Corporation”), and Name, an employee of the Corporation or a related corporation (the “Optionee”).

R E C I T A L S:

In furtherance of the purposes of the 2004 Stock Incentive Plan of Motricity, Inc., as it may be hereafter amended (the “Plan”), the Corporation and the Optionee hereby agree as follows:

1.	Incorporation of Plan. The rights and duties of the Corporation and the Optionee under this Agreement shall in all respects be subject to and governed by the provisions of the Plan, the terms of which are incorporated herein by reference. In the event of any conflict between the provisions of this Agreement and those of the Plan, the provisions of the Plan shall govern. Unless otherwise defined herein, capitalized terms in this Agreement shall have the same definitions as set forth in the Plan.

2.

Grant of Option; Term of Option. The Corporation hereby grants to the Optionee pursuant to the Plan, as a matter of separate inducement and agreement in connection with his employment or service to the Corporation, and not in lieu of any salary or other compensation for his services, the right and option (the “Option”) to purchase all or any part of an aggregate of ten thousand (xx,xxx) shares (the “shares”) of the common stock, $0.001 par value per share (the “Common Stock”) of the Corporation, at a purchase price (the “option price”) of $[            ]per share. The Option to purchase numeric written in text (xx,xxx) of the shares shall be designated as an Incentive Option. The Option to purchase Zero (0) of the shares shall be designated as a Nonqualified Option. To the extent that the Option is designated as an Incentive Option and such Option (or portion thereof) does not qualify as an Incentive Option, the Option (or portion thereof) shall be treated as a Nonqualified Option. Except as otherwise provided in the Plan, the Option will expire if not exercised in full before February 9th, 2020 (Ten years from the grant date.)

3.	Exercise of Option. The Option shall become exercisable on the date or dates and subject to such other conditions as are set forth on Schedule A attached hereto. To the extent that an Option which is exercisable is not exercised, such Option shall accumulate and be exercisable by the Optionee in whole or in part at any time prior to expiration of the Option, subject to the terms of the Plan. The minimum number of shares that may be purchased under the Option at one time shall be twenty(20). Upon the exercise of an Option in whole or in part and payment of the option price in accordance with the provisions of this Agreement, the Corporation shall as soon thereafter as practicable deliver to the Optionee a certificate or certificates for the shares purchased. Payment of the option price may be made: (i) by cash or check; (ii) by delivery (by either actual delivery or attestation) of shares of Common Stock owned by the Optionee at the time of exercise for a period of at least six months and otherwise acceptable to the Administrator; (iii) if a public market for the Common Stock exists, by delivery of written notice of exercise to the Corporation and delivery to a broker of written notice of exercise and irrevocable instructions to promptly deliver to the Corporation the amount of sale or loan proceeds to pay the option price; or (iv) by a combination of the foregoing methods. Shares delivered in payment of the option price shall be valued at their fair market value on the date of exercise, as determined by the Administrator by applying the provisions of the Plan. For the purposes of this Agreement, a “public market” for the Common Stock shall be deemed to exist (i) upon the consummation of a firm commitment underwritten public offering of the Common Stock pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), or (ii) if the Administrator otherwise determines that there is an established public market for the Common Stock.

4.	No Right of Continued Employment or Service. Nothing contained in this Agreement or the Plan shall confer upon the Optionee any right to continue in the employment or service of the Corporation or a related corporation or interfere with the right of the Corporation or a related corporation to terminate the Optionee’s employment or service at any time. Except as otherwise expressly provided in the Plan, all rights of the Optionee under the Plan with respect to the unexercised portion of his Option shall terminate upon termination of the employment or service of the Optionee with the Corporation or a related corporation.

5.

Nontransferability of Option. To the extent that this Option is designated as an Incentive Option, the Option shall not be transferable other than by will or the laws of intestate succession. To the extent that this Option is designated as a Nonqualified Option, the Option shall not be transferable other than by will or the laws of intestate succession, except as may be permitted by the Administrator of the Plan, in its sole and absolute discretion, in a manner consistent with the registration provisions of the Securities Act. Except as may be permitted by the preceding sentence, this Option shall be exercisable during the Optionee’s lifetime only by the Optionee.

6.	Superseding Agreement; Binding Effect. This Agreement supersedes any statements, representations or agreements of the Corporation with respect to the grant of the Option or any related or similar rights, and the Optionee hereby waives any rights or claims related to any such statements, representations or agreements, including, without limitation, employment agreements and other letters. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective executors, administrators, next-of-kin, successors and assigns.

7.	Representations and Warranties of Optionee. The Optionee represents and warrants to the Corporation that:

(a) Agrees to Terms of the Plan and Agreement. The Optionee has received a copy of the Plan, has read and understands the terms of the Plan and this Agreement, and agrees to be bound by their terms and conditions. The Optionee acknowledges that there may be adverse tax consequences upon acquisition or disposition of the shares subject to the Option and that the Optionee should consult his personal legal and financial advisors prior to such exercise or disposition.

(b) Purchase for Own Account for Investment. Any shares of Common Stock acquired pursuant to the Option shall be acquired for the Optionee’s own account for investment purposes only and not with a view to, or for sale in connection with, a distribution of the shares within the meaning of the Securities Act. The Optionee has no present intention of selling or otherwise disposing of all or any portion of the shares subject to the Option.

(c) Access to Information. The optionee has access to all information regarding Motricity and its present and prospective business, assets, liabilities and financial condition that the optionee reasonably considers important in making a decision to acquire the shares subject to the option. The optionee acknowledges he has had ample opportunity to ask questions of the Company’s representatives concerning such matters and this investment and that he has full access to review the Initial S-1 filing materials through the following link:

http://www.sec.gov/Archives/edgar/data/1336691/000119312510010871/ds1.htm

(d) Understanding of Risks. The Optionee is fully aware of: (i) the highly speculative nature of the investment in the shares of Common Stock; (ii) the financial hazards involved in investment of the Common Stock; (iii) the lack of liquidity of the shares subject to the Option and the restrictions on transferability of such shares; (iv) the qualifications and backgrounds of the management of the Corporation; and (v) the tax consequences of investment in the shares of Common Stock. The Optionee is capable of evaluating the merits and risks of this investment, has the ability to protect his own interests in this transaction and is financially capable of bearing a total loss of this investment.

(e) No General Solicitation. At no time was the Optionee presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale and purchase of the shares subject to the Option.

(f) Compliance with Securities Laws. The shares subject to the Option have not been registered with the Securities and Exchange Commission (“SEC”) under the Securities Act and, notwithstanding any other provision of this Agreement or the Plan to the contrary, the right to acquire any shares subject to this Option is expressly conditioned upon compliance with the Securities Act and all applicable state securities laws. The Optionee agrees to cooperate with the Corporation to ensure compliance with such laws.

(g) No Transfer Unless Registered or Exempt. The Optionee understands that he may not transfer any shares subject to the Option unless such shares are registered under the Securities Act or qualified under applicable state securities laws or unless, in the opinion of counsel to the Corporation, exemptions from such registration and qualification requirements are available. The Optionee understands that only the Corporation may file a registration statement with the SEC and that the Corporation is under no obligation to do so with respect to the shares subject to the Option. The Optionee has also been advised that exemptions from registration and qualification may not be available or may not permit the Optionee to transfer all or any of the shares subject to the Option in the amounts or at the times proposed by him.

(h) Income Tax Consequences. The Corporation has made no warranties or representations to the Optionee with respect to the income tax consequences of the transactions contemplated by this Agreement, and the Optionee is in no manner relying on the Corporation or its representatives of an assessment of such tax consequences.

8.	Restrictions on Options and Shares.

(a) General. As a condition to the issuance and delivery of Shares subject to the Option, or the grant of any benefit pursuant to the terms of the Plan, the Corporation may require the Optionee to become a party to a stockholders agreement, other agreement(s) restricting the transfer, purchase or repurchase of shares of Common Stock of the Corporation or such other agreements (including but not limited to employment agreements, consulting agreements, non-competition agreements, confidentiality agreements or similar agreements) imposing such restrictions as may be required by the Corporation. In addition, without in any way limiting the effect of the foregoing, the Optionee or any other holder of Shares issued under the Plan shall be permitted to transfer such Shares only if such transfer is in accordance with the terms of Section 10 of the Plan, this Agreement and any other applicable agreements. The acquisition of stock under this Agreement by the Optionee or any other holder of Shares shall be subject to, and conditioned upon, the agreement of the Optionee or other holder of such Shares to the restrictions described in Section 10 of the Plan, this Agreement and any other applicable agreements.

(b) Right of First Refusal. (i) Except as permitted by Section 8(b)(iv), the Optionee will not sell, transfer, devise, bequest, gift or otherwise dispose of all or any of the Shares unless he or she first receives a bona fide written offer to purchase such Shares for cash and then complies fully with the provisions of this Section 8(b). Within ten (10) days of receiving a bona fide offer to purchase some or all of his or her Shares, the Optionee shall give the Corporation written notice of the receipt of the purchase offer. This notice (the “Sales Notice”) shall contain (i) the name and address of the prospective purchaser, (ii) the number of Shares involved in the proposed purchase, the purchase price of the Shares, the terms of payment and any other terms of the proposed purchase, (iii) a copy of the written purchase offer and (iv) evidence that the proposed transfer will comply with all applicable federal and state securities laws. For a period of thirty (30) days following the Corporation’s receipt of the Sales Notice, the Corporation shall have the right and option to purchase some or all of the Shares proposed to be sold by the Optionee on the terms and conditions specified in the Sales Notice. The Corporation may exercise its purchase option by giving written notice of exercise to the Optionee within thirty (30) days of its receipt of the Sales Notice. The Corporation may, at its sole discretion, assign its rights under this Section 8(b)(i) to one or more of the Corporation’s stockholders. If the Corporation (or its assignees) does not elect to purchase some or all of the Shares proposed to be sold by the Optionee, the Optionee shall have the right, for a period of thirty (30) days after the expiration or express rejection by the Corporation of its purchase option, to sell the Shares not purchased by the Corporation (or its assignees) to the prospective purchaser named in the Sales Notice on the terms and conditions contained in the Sales Notice. As an absolute condition to any such sale, the purchaser of the Shares and his or her spouse, if applicable, shall execute and deliver to the Corporation an agreement containing substantially the same provisions as are set forth in Sections 8(b) and 8(c) of this Agreement.(ii) Upon the death of the Optionee, or if the Optionee shall involuntarily transfer some or all of the Shares for any reason other than death, including without limitation any involuntary transfer by or pursuant to any bankruptcy, insolvency, dissolution, divorce, equitable distribution, court order, attachment or similar proceeding or otherwise by operation of law, the Optionee or representative of the deceased Optionee shall give the Corporation prompt written notice of such death or involuntary transfer and the Corporation shall have the right and option, for a period of thirty (30) days following the Corporation’s receipt of such written notice, to purchase some or all of the Shares owned by the deceased Optionee or some or all of the Shares being transferred by the Optionee in the involuntary transfer (either, the “Subject Shares”) at a cash purchase price equal to the fair value of the Subject Shares on the date of the Optionee’s death or the date of involuntary transfer as determined by the Corporation’s Board of Directors in good faith. The Corporation may exercise its purchase option by giving written notice of exercise to the Optionee or the deceased Optionee’s representative within thirty (30) days of its receipt of written notice of the Optionee’s death or involuntary transfer. The Corporation may, at its sole discretion, assign its rights under this Section 8(b)(ii) to one or more of the Corporation’s stockholders. If the Corporation (or its assignees) does not elect to purchase some or all of the Subject Shares, the Subject Shares shall pass to the Optionee’s devisees or heirs, or under the terms of the involuntary transfer, whichever is applicable; provided, however, that the Subject Shares shall continue to be subject to the terms and conditions of this

Agreement with the same force and effect as if the devisee, heir or involuntary transferee were an original signatory to this Agreement and any such devisee, heir or involuntary transferee shall be deemed to be the Optionee under this Agreement. The Optionee hereby binds his or her personal representative to sell all Subject Shares owned by the Optionee at the time of his or her death in accordance with the provisions of this Section 8(b)(ii). (iii) Notwithstanding any provision of Sections 8(b)(i) or 8(b)(ii) to the contrary, in the event that some or all of the Shares are subject to repurchase by the Corporation pursuant to another provision of this Agreement, the purchase options and time periods set forth in Sections 8(b)(i) and 8(b)(ii) shall be tolled with respect to all of the Shares until the Corporation’s rights under such other provisions are exercised or expire. Upon the expiration of such other rights, or if the Corporation repurchase less than all of the Shares pursuant to such other rights, the Optionee or the personal representative of the deceased Optionee shall give the notices specified by Sections 8(b)(i) or 8(b)(ii), as applicable, and all time periods set forth in Sections 8(b)(i) and 8(b)(ii) shall begin to run on the date the Corporation actually receives written notice of the proposed purchase, Optionee’s death or Optionee’s involuntary transfer. (iv) Notwithstanding any provision of Sections 8(b)(i) or 8(b)(ii) to the contrary, a sale, transfer, devise, bequest, gift or other disposition of any Shares by the Optionee to or for the benefit of one or more Permissible Transferees shall not be subject to the rights of first refusal set forth in Sections 8(b)(i) and 8(b)(ii); provided, however, that the Shares so transferred shall continue to be subject to the terms and conditions of this Agreement with the same force and effect as if the devisee, heir or transferee were an original signatory to this Agreement and any such devisee, heir or transferee shall be deemed to be the Optionee under this Agreement. As an absolute condition to any such sale, transfer, device, bequest, gift or other disposition, any devisee, heir or transferee and his or her spouse, if applicable, shall execute and deliver to the Corporation an agreement containing substantially the same provisions as are set forth in Sections 8(b) and 8(c) of this Agreement. A Permissible Transferee shall mean any parent, spouse or lineal ancestor or descendant (including those legally adopted) of the Optionee or any trust or other similar entity established solely for the benefit of the Optionee or one or more of the aforementioned individuals. (v) The provisions of this Section 8(b) shall terminate upon the consummation of the sale of the Corporation’s securities pursuant to a registration statement filed by the Corporation under the Securities Act.

(c) Market Stand-off Agreement. If so requested by the Corporation or any underwriter, the Optionee hereby agrees not to sell or otherwise transfer or dispose of any Shares or other securities of the Corporation held by the Optionee (other than those included in the registration, if any) during the one hundred eighty (180) day period following the effective date of a registration statement filed by the Corporation under the Securities Act, or any successor statute. The obligations described in this Section 8(c) shall not apply to any registration relating solely to employee benefit plans or Rule 145 transactions. The Corporation may impose stop transfer instructions with respect to the Shares (or other securities) subject to the foregoing restriction until the end of such period.

(d) Restrictive Legends. The Corporation may imprint restrictive legends concerning the foregoing rights of first refusal and market stand-off agreement on any certificate representing the Shares. The Corporation may also imprint on such certificates any other legend required by federal or state securities laws, self-regulatory agencies or any other agreement to which the Optionee is a party or by which the Optionee is bound.

(e) Compliance with Applicable Law, Rules and Regulations. The Corporation may impose such restrictions on the Award and the Shares as it may deem advisable, including without limitation restrictions under the federal securities laws, the requirements of any stock exchange or similar organization and any blue sky or state securities laws applicable to such securities. Notwithstanding any other provision in the Plan or this Agreement to the contrary, the Corporation shall not be obligated to issue, deliver or transfer shares of Common Stock under the Plan or this Agreement, make any other distribution of benefits under the Plan or this Agreement, or take any other action, unless such delivery, distribution or action is in compliance with applicable law (including but not limited to the requirements of the Securities Act). The Corporation may cause a restrictive legend to be placed on any certificate issued pursuant to the Award in such form as may be prescribed from time to time by applicable law or as may be advised by legal counsel.

9. Termination of Employment. Unless the Administrator determines otherwise, the Option shall not be exercised unless the Optionee is, at the time of exercise, an employee and has been an employee continuously since the date the Option was granted, subject to the following:

(a) The Option shall not be affected by any change in the terms, conditions or status of the Optionee’s employment, provided that the Optionee continues to be an employee of the Corporation or a related corporation.

(b) The employment relationship of the Optionee shall be treated as continuing intact for any period that the Optionee is on military or sick leave or other bona fide leave of absence, provided that the period of such leave does not exceed 90 days, or, if longer, as long as the Optionee’s right to reemployment is guaranteed either by statute or by contract. The employment relationship of the Optionee shall also be treated as continuing intact while the Optionee is not in active service because of a disability. For the purposes of this Agreement, “disability” shall have the meaning ascribed to the term in any employment agreement, consulting agreement or other similar agreement, if any, to which the Optionee is a party, or if no such agreement applies, “disability” shall mean the inability of the Optionee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death, or which has lasted or can be expected to last for a continuous period of not less than 12 months. The Administrator shall have sole authority to determine whether the Optionee is disabled and, if applicable, the date of the Optionee’s termination of employment or service for any reason (the “termination date”).

(c) Unless the Administrator determines otherwise, if the employment of the Optionee is terminated because of disability or death, the Option may be exercised only to the extent exercisable on the termination date, except that the Administrator may in its discretion accelerate the date for exercising all or any part of the option which was not otherwise exercisable on the termination date. The Option must be exercised, if at all, prior to the first to occur of the following, whichever shall be applicable (x) the close of the period of 12 months next succeeding the termination date; or (y) the close of the Option period. In the event of the Optionee’s death, the Option shall be exercisable by such person or persons as shall have acquired the right to exercise the Option by will or by the laws of intestate succession.

(d) Unless the Administrator determines otherwise, if the employment of the Optionee is terminated for any reason other than disability, death or for “cause,” the Option may be exercised to the extent exercisable on his termination date, except that the Administrator may in its discretion accelerate the date for exercising all or any part of the Option which was not otherwise exercisable on the termination date. The Option must be exercised, if at all, prior to the first to occur of the following, whichever shall be applicable: (X) the close of the period of three months next succeeding the termination date; or (Y) the close of the Option period. If the Optionee dies following such termination of employment and prior to the earlier of the dates specified in (X) or (Y) of this subparagraph (d), the Optionee shall be treated as having died while employed under subparagraph (c) immediately preceding (treating for this purpose the Optionee’s date of termination of employment as the termination date). In the event of the Optionee’s death, the Option shall be exercisable by such person or persons as shall have acquired the right to exercise the Option by will or by the laws of intestate succession.

(e) Unless the Administrator determines otherwise, if the employment of the Optionee is terminated for “cause,” the Option shall lapse and no longer be exercisable as of his termination date, as determined by the Administrator. For purposes of this Agreement, the Optionee’s termination shall be for “cause” if such termination results from the Optionee’s (X) termination for “cause” under the Optionee’s employment, consulting or other agreement with the Corporation or a related entity, if any; or (Y) if the Optionee has not entered into any such employment, consulting or other agreement, then the Optionee’s termination shall be for “cause” if termination results due to the Optionee’s (i) dishonesty or conviction of a crime; (ii) failure to perform his duties for the Corporation or a related entity to the satisfaction of the Corporation; or (iii) engaging in conduct that could be materially damaging to the Corporation without a reasonable good faith belief that such conduct was in the best interest of the Corporation. The determination of “cause” shall be made by the Administrator and its determination shall be final and conclusive.

(f) Notwithstanding the foregoing, the Administrator shall have authority, in its discretion, to extend the period during which the option may be exercised or modify the other terms and conditions of exercise, or both.

10.	Governing Law. This Agreement shall be construed and enforced according to the laws of the State of Washington, without regard to the conflict of laws provisions of any state.

11.	Amendment and Termination; Waiver. Subject to the terms of the Plan, this Agreement may be modified or amended only by the written agreement of the parties hereto. The waiver by the Corporation of a breach of any provision of the Agreement by the Optionee shall not operate or be construed as a waiver of any subsequent breach by the Optionee.

12.	No Rights as a Stockholder. The Optionee or his legal representatives, legatees or distributees shall not be deemed to be the holder of any shares subject to the Option and shall not have any rights of a stockholder unless and until certificates for such shares have been issued and delivered to him or them.

13.	Withholding. The Optionee acknowledges that the Corporation shall require the Optionee to pay the Corporation the amount of any federal, state, local or other tax or other amount required by any governmental authority to be withheld and paid over by the Corporation to such authority for the account of the Optionee in connection with the exercise of the Option, and the Optionee agrees, as a condition to the grant of the Option, to satisfy such obligations.

14.	Administration. The authority to construe and interpret this Agreement and the Plan, and to administer all aspects of the Plan, shall be vested in the Administrator, and the Administrator shall have all powers with respect to this Agreement as are provided in the Plan. Any interpretation of the Agreement by the Administrator and any decision made by it with respect to the Agreement is final and binding.

15.	Notices. Except as may be otherwise provided by the Plan, any written notices provided for in this Agreement or the Plan shall be in writing and shall be deemed sufficiently given if either hand delivered or if sent by fax or overnight courier, or by postage paid first class mail. Notices sent by mail shall be deemed received three business days after mailed but in no event later than the date of actual receipt. Notices shall be directed, if to the Optionee, at the Optionee’s address indicated by the Corporation’s records, or if to the Corporation, at the Corporation’s principal office and addressed to the attention of the Chief Financial Officer.

16.	Severability. The provisions of this Agreement are severable and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

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IN WITNESS WHEREOF, this Agreement has been executed on behalf of the Corporation and by the Optionee effective as of the day and year first above written.

MOTRICITY, INC.

By:	Ryan Wuerch, Chairman and CEO

OPTIONEE

Optionee Name

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